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                                                                   Exhibit 4.3.9


                       AMENDMENT NO. 9 TO CREDIT AGREEMENT


      THIS AMENDMENT NO. 9 TO CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 27th day of February, 2002, by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), BANK OF AMERICA, N.A., a national banking association, each of the Lenders signatory hereto and BANK OF AMERICA, N.A., a national banking association, as Agent (the "Agent") for the Lenders.


                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Borrower, the Agent and the Lenders from time to time party thereto (the Lenders") have entered into that certain Credit Agreement dated as of January 28, 2000, as amended by Amendment No. 1 to Credit Agreement dated as of July 14, 2000 ("Amendment No. 1"), Amendment No. 2 to Credit Agreement dated as of December 12, 2000 ("Amendment No. 2"), Waiver and Amendment No. 3 to Credit Agreement dated as of April 23, 2001 ("Amendment No. 3"), Amendment No. 4 to Credit Agreement dated as of June 28, 2001 ("Amendment No. 4"), Amendment No. 5 to Credit Agreement dated as of August 10, 2001 ("Amendment No. 5"), Amendment No. 6 to Credit Agreement dated as of September 25, 2001 ("Amendment No. 6"), Amendment No. 7 to Credit Agreement dated as of October 25, 2001 ("Amendment No. 7"), and Amendment No. 8 to Credit Agreement dated as of November 9, 2001 ("Amendment No. 8" and, together with Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6 and Amendment No. 7, the "Prior Amendments"; such Credit Agreement as heretofore amended, the "Existing Credit Agreement");

      WHEREAS, the Borrower has requested the Agent and the Lenders to amend the Borrowing Base under the Existing Credit Agreement as hereinafter set forth, and the Agent and the Lenders are agreeable to such amendment;

      NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

      1.  Definitions. The term "Credit Agreement" as used herein and in the
          -----------
other Loan Documents shall mean the Existing Credit Agreement as previously and as hereby amended and as from time to time further amended or modified. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

      2.  Amendments to Credit Agreement. The Existing Credit Agreement is
          ------------------------------
hereby amended as follows, effective as of the date hereof:


          (a) The following definition of "Ninth Amendment Closing Date" is added to Section 1.1 of the Credit Agreement:
               -----------

               "'Ninth Amendment Closing Date' means February 27th, 2002."


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          (b)  The definition of "Overadvance Basket" in Section 1.1 of the
                                                         -----------
      Credit Agreement is amended in its entirety, so that as amended it shall read as follows:

               "'Overadvance Basket' means an amount of up to $59,500,000, as modified from time to time in accordance with Section 2.1(h)."

          (c)  Section 2.1(h) of the Credit Agreement is amended in its
               --------------
      entirety, so that as amended it shall read as follows:

                  "Mandatory Changes in Overadvance Basket. From the Ninth
                   ---------------------------------------
            Amendment Closing Date through March 31, 2002, the Overadvance Basket shall be $59,500,000. Thereafter, the Overadvance Basket shall be (i) $57,500,000 from April 1, 2002 through June 30, 2002, inclusive, (ii) $52,000,000 from July 1, 2002 through September 30, 2002, inclusive, and (iii) $50,000,000 from October 1, 2002 through the Stated Termination Date. Each reduction of the Overadvance Basket shall be accompanied by payments and prepayments of the Revolving Credit Facility to the extent that the amount of Senior Debt Outstandings exceeds the Borrowing Base after giving effect to such reduction, each such repayment or prepayment to be accompanied by the payment of all amounts required to be paid pursuant to
            Section 6.5 and accrued and unpaid interest on the amounts repaid or
            -----------
            prepaid."

      3.  Guarantors. Each of the Guarantors has joined into the execution of
          ----------
this Agreement for the purpose of consenting to the amendments contained herein and reaffirming its guaranty of the Obligations as amended by the terms of this Agreement.

      4.  Borrower's Representations and Warranties. The Borrower hereby
          -----------------------------------------
represents, warrants and certifies that:

          (a)  The representations and warranties made by it in Article VIII of
                                                                ------------
      the Credit Agreement are true on and as of the date hereof before and after giving effect to this Agreement except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to
                     --------------
      each Lender pursuant to Section 9.1(a) and (b) of the Credit Agreement;
                              --------------     ---

          (b) The Borrower has the power and authority to execute and perform this Agreement and has taken all action required for the lawful execution, delivery and performance thereof;

          (c) Except as has been disclosed to the Agent and the Lenders in writing, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1(a) of the Credit Agreement after
                                    --------------
      giving effect to the transaction contemplated by this Agreement;

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          (d)  The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent under Section 9.1(a)
                                                                --------------
      of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

          (e)  No Default or Event of Default has occurred and is continuing.

      5.  Entire Agreement. This Agreement sets forth the entire understanding
          ----------------
and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

      6.  Full Force and Effect of Amendment. Except as hereby specifically
          ----------------------------------
amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

      7.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

      8.  Enforceability. Should any one or more of the provisions of this
          --------------
Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

      9.  Credit Agreement and Other Loan Documents. All references in any of
          -----------------------------------------
the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby.

      10. Conditions. The effectiveness of this Agreement shall be subject to
          ---------
fulfillment of the following conditions:

          (a) The Agent shall have received on or before the date hereof, in each case in form and substance satisfactory to the Agent, the following:

               (i)   a fully-executed original of this Agreement;

               (ii) payment by the Borrower to the Agent of all fees required to be paid hereunder or otherwise due and payable to the Agent or the Lenders at or prior to the effective date hereof, including without limitation all the fees and expenses of special counsel to the Agent to the extent invoiced prior to or on the closing date, plus such additional amounts as shall constitute its reasonable estimate of fees and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent);

                                       3

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               (iii) the opinion of in-house counsel to the Borrower and the
          Guarantors containing such opinions and in form and substance as shall be reasonably acceptable to the Agent and its special counsel;

               (iv) any additional agreements, instruments or documents which it may reasonably request in connection herewith; and

          (b) The correctness in all respects on the date hereof of the representations and warranties of the Borrower contained herein.

      11. Release. Each of the Borrower and each Guarantor acknowledges that it
          -------
has no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to pay the full indebtedness outstanding under the terms of the Credit Agreement, this Agreement, the Notes, the Facility Guaranty, and the other Loan Documents. In consideration for the execution of this Agreement, each of the Borrower and each Guarantor hereby releases and forever discharges the Agent, the Lenders, their respective affiliates, predecessors, successors and assignees, and all of the respective officers, directors, employees and agents of the Agent, the Lenders and such affiliates, predecessors, successors and assignees (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, from the beginning of the world to the date hereof, known or unknown, now existing, which might be asserted against the Agent, any Lender or any other Released Party. This release applies to all matters arising out of or relating to the Loan Documents, the indebtedness due under the Notes, the Credit Agreement, this Agreement or any other Loan Document, and the lending, deposit, borrowing and other banking relationships between the Borrower or any Guarantor and the Agent, any Lender or any other Released Party, including the administration, collateralization and funding thereof.


                            [Signature pages follow.]

                                       4

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                    BORROWER:

                                    CONE MILLS CORPORATION


                                    By:    /s/ W. Scott Wenhold
                                    Name:  W. Scott Wenhold
                                    Title: Treasurer


                                    GUARANTORS:

                                    CIPCO S.C., INC.


                                    By:    /s/ Cheryl G. Hollis
                                    Name:  Cheryl G. Hollis
                                    Title: Secretary


                                    CONE FOREIGN TRADING LLC


                                    By:    /s/ Neil W. Koonce
                                    Name:  Neil W. Koonce
                                    Title: Vice President



                                     AGENT:

                                     BANK OF AMERICA, N.A. as Agent for the
                                     Lenders


                                     By:    /s/ John F. Register
                                     Name:  John F. Register
                                     Title: Principal

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                                     LENDERS:

                                     BANK OF AMERICA, N.A.


                                     By:    /s/ John F. Register
                                     Name:  John F. Register
                                     Title: Principal


                                     FIRST UNION NATIONAL BANK


                                     By:    /s/ Charlene A. Johnson
                                     Name:  Charlene A. Johnson
                                     Title: Senior Vice President


                                     WACHOVIA BANK, N.A.


                                     By:    /s/ Charlene A. Johnson
                                     Name:  Charlene A. Johnson
                                     Title: Senior Vice President


                                     SUNTRUST BANK


                                     By:    /s/ Samuel M. Ballesteros
                                     Name:  Samuel M. Ballesteros
                                     Title: Director


                                     JPMORGAN/CHASE BANK formerly know as
                                     The Chase Manhattan Bank successor by
                                     merger to Morgan Guaranty Trust Company of
                                     New York


                                     By:    /s/ Roger Odell
                                     Name:  Roger Odell
                                     Title: Managing Director